Asset Lease Agreement

This agreement was entered into in Guangzhou between parties as follows on ●:

Party A: China Southern Air Holding Company (the “Lessor”)

At:

Legal representative:

Party B: China Southern Airlines Company Limited (the “Lessee”)

At:

Legal representative:

Whereas, there are development needs of Party B, the parties hereto agree, after amicable consultations, on matters relating to leasing of properties of Party A to Party B as follows:

Clause 1	Commitments
1.	Party A is a validly existing Chinese company licensed by administrative department of business administration authorities under related requirements of laws and regulations of China and the obligation of annual inspection has been performed in compliance with related requirements.
2.	Party A lawfully owns the complete legal title of the properties as listed in the annex 1 hereto.
3.	Party B is a validly existing Chinese company licensed by administrative department of business administration authorities under related requirements of laws and regulations of China and the obligation of annual inspection has been performed in compliance with related requirements.

Clause 2	Leasing properties

Party B shall lease from Party A properties as listed in the annex 1 hereto where rentals thereof shall be determined by the parties hereto under a equitable and fair principle not higher than average rental in the same area and lot.

Clause 3	Term of this agreement

The parties hereto agree that term of the leasing be three year commencing from 1 January 2012 and ending on 31 December 2012 where upon expiry such parties may determine on termination or renewal thereof according to actual situations.

1

Clause 4	Rights and obligations
(I)	Rights and obligations of Party A
1.	The rentals shall be collected in accordance herewith where invoice thereof shall be issued within 15 business days from the date on which rental to be paid by Party B become due;
2.	The leasing properties shall be delivered to Party B for its use in a timely manner as stipulated hereunder;
3.	Periodic safety inspection of and repair expenses arising from ordinary wear and tear of main structures of the properties as listed in the annex 1 hereto shall be borne by Party A; and
4.	Property tax and land use tax on properties as listed in the annex hereto shall be borne by Party A.

(II)	Rights and obligations of Party B
1.	The rentals shall be paid in a timely manner to Party A in accordance herewith quarterly where one-fourth of rentals of the year shall be paid by Party B before the 15th date of the first month of every quarter.
2.	Utilities and other expenses related to property management occurring during the term hereof shall be borne by Party B;
3.	Party B shall submit declaration of and pay on behalf of Party A property tax and land use tax (excluding Guangzhou area) in accordance with related requirements of local tax authorities which shall be borne and reimbursed by Party A to Party B, settled quarterly and annually respectively, within 15 business days from provision of original of tax payment proof and an asset list included in tax returns; and
4.	Responsible for the other routine maintenance and repair of the natural damage of the non-building main structure of the leased assets in Hengyang and Shashi during the leasing period
5.	Such properties, including their ancillary facilities, shall be utilized strictly as use thereof with care and ordinarily and no dangerous materials such as inflammable and explosive articles shall be illegally placed within such properties.

Clause 5	Transaction cap

The parties hereto agree that annual rent shall be RMB35,924,400, details of which are described in the annex hereto.

2

Clause 6	Force majeure
1.	Where the parties hereto become unable to perform this agreement due to force majeure, such parties are not liable to such non-performance and this agreement shall be terminated automatically. Where any part hereof become unable to be performed due to the same, obligations under such part on the party to whom the same occurs shall be exempted according to effect of the same, provided that such other part as not affected thereby shall be performed and that no liability of default prior to occurrence of the same shall be exempted.

Force majeure represents objective situations impossible to be foreseen, avoided or overcome, including, without limitation, wars, epidemics, strikes, earthquakes and floods.

2.	Any party unable to perform this agreement due to force majeure shall inform the other party in a timely manner within 48 hours therefrom in order to minimize loss to such other party and provide proof thereof within 15 business days, provided that such time limits may be extended according to actual situations if such party fails to do so with reasonable explanation.

Clause 7	Settlement of disputes

Any dispute arising from entering into or performing this agreement shall be resolved through amicable consultation between the parties hereto and, if cannot be so resolved, may be brought by any party to the People’s court with jurisdiction.

Clause 8	Miscellaneous
(I)	This agreement shall be effective from the date of execution;
(II)	Any matter not mentioned herein shall be stipulated in a separate supplemental agreement which shall have the same effect hereas; and
(III)	This agreement is of six copies of the same effect, each party shall hold three of which.

[seal]	[seal]
Party A: China Southern Air Holding Company	Party B: China Southern Airlines Company Limited
Legal representative: [s.d.]	Legal representative: [s.d.]

3

Annex 1: Rent summary table

Unit:’0000

No.	Region	Annual rent
1	Wuhan	1,746.22
2	Shashi	19.75
3	Changsha	163.21
4	Seaport	302.81
5	Zhanjiang	48.32
6	Guangzhou	1,296.38
7	Hengyang	15.75
Total		3,592.44

4

Rent table of properties and buildings

No.	Title certificate No.	Name of buildings	Structure	Completion Date	Measurement units	Construction area/volume	Annual rent(yuan/year)	Note
Wuhan
1		Maintenance hangar	Wire frame	1994-12-1	m2	5,561.00	697,269.00
2		Maintenance plant office	Mixed	1994-12-1	m2	1,348.00	74,594.00
3		Maintenance plant supplies building	Mixed	1994-12-1	m2	2,200.00	121,741.00
4		Charging stations	Mixed	1994-12-1	m2	212.00	10,926.00
5		Fire pump room	Mixed	1994-12-1	m2	142.00	7,319.00
6		Substation	Mixed	1994-12-1	m2	222.00	11,443.00
7		Aircraft materials building	Mixed	1994-12-1	m2	767.00	43,207.00
8		Aircraft materials parts warehouse	Framework	1994-12-1	m2	1,600.00	123,732.00
9		Engine warehouse	Framework	1994-12-1	m2	860.00	66,506.00
10		Oil seal room	Mixed	1994-12-1	m2	154.00	7,937.00
11		Rubber product warehouse	Mixed	1994-12-1	m2	216.00	11,133.00
12		chemicals warehouse	Mixed	1994-12-1	m2	123.00	6,340.00
13		Extinguisher cleaning and sand blowing plant	Mixed	1994-12-1	m2	167.00	8,608.00

5

14		Cargo warehouse	Framework	1994-12-1	m2	1,727.00	133,553.00
15		Outfield workplace	Mixed	1994-12-1	m2	1,335.00	73,399.00
16		Flight dispatched Room	Mixed	1994-12-1	m2	2,575.00	150,433.00
17		Aviation food plant	Mixed	1994-12-1	m2	1,357.00	74,609.00
18		Special garage(level 1)	Mixed	1994-12-1	m2	2,193.00	113,028.00
19		Gas station	Mixed	1994-12-1	m2	1,946.99	94,983.00
20	Wuhan Quan Zhèng Shì Zì No.200003249	Activity center	Framework	1997-10-31	m2	2,044.00	197,437.00

6

21	Wuhan Quan Zhèng Shì Zì No.200003249	Garage	Mixed	1997-10-31	m2	179.00	10,481.00
22	Wuhan Quan Zhèng Shì Zì No.200003249	Aircrew kitchen	Mixed	1997-10-31	m2	1,470.30	86,096.00
23	Wuhan Quan Zhèng Shì Zì No.200003249	Bank	Mixed	1997-10-31	m2	124.60	7,296.00
24		Flight building(former boiler room)	Mixed	1997-10-31	m2	1,602.00	93,808
25		Cabin, SOC office building (former Kindergarten)	Mixed	1997-10-31	m2	2,395.00	140,243.00
26		Repair center, Security Department	Mixed	1997-10-31	m2	507.00	29,688.00
27		Pumping station	Mixed	1994-12-1	m2	313.00	16,133.00
28		Ventilation station facade	Mixed	1994-12-1	m2	136.00	7,009.00
Shashi
1	Jingzhou Fang Quan Zheng Sha Zi No.200301595	South near station	Brick and wood	1994-12-1	m2	87.19	1,459.00
2		South far station	Brick and wood	1988-3-1	m2	180.00	4,113.00
3	Jingzhou Fang Quan Zheng Sha Zi No.200301605	Ticket office	Mixed	1999-12-1	m2	326.70	18,678.00
4	Jingzhou Fang Quan Zheng Sha Zi No.200301585	North near station	Mixed	1974-12-1	m2	64.71	2,104.00

7

5	Jingzhou Fang Quan Zheng Sha Zi No.200301596	North far station	Mixed	1988-3-1	m2	197.89	8,719.00
6	Jingzhou Fang Quan Zheng Sha Zi No.200301606	Airport gatehouse	Mixed	1982-11-1	m2	80.42	3,139.00
7	Jingzhou Fang Quan Zheng Sha Zi No.200301606	Base office building	Mixed	1978-2-1	m2	924.70	31,725.00
8	Jingzhou Fang Quan Zheng Sha Zi No.200301586	Communications building	Mixed	1993-9-1	m2	555.92	41,593.00
9	Jingzhou Fang Quan Zheng Sha Zi No.200301606	Office building toilet	Mixed	1990-12-1	m2	36.99	1,747.00
10	Jingzhou Fang Quan Zheng Sha Zi No.200301582	Comprehensive warehouse	Mixed	1977-12-1	m2	420.27	14,419.00
11	Jingzhou Fang Quan Zheng Sha Zi No.200301584	Convoy office	Mixed	1989-12-1	m2	236.44	10,910.00
12	Jingzhou Fang Quan Zheng Sha Zi No.200301584	Convoy carport	Mixed	1974-12-1	m2	657.10	20,781.00
13	Jingzhou Fang Quan Zheng Sha Zi No.200301584	Small garage	Mixed	1983-3-1	m2	73.98	2,888.00
14	Jingzhou Fang Quan Zheng Sha Zi No.200301601	Power station	Mixed	1993-9-1	m2	422.60	21,316.00
15	Jingzhou Fang Quan Zheng Sha Zi No.200301583	Eastern carport	Mixed	1971-12-1	m2	244.36	7,101.00
16	Jingzhou Fang Quan Zheng Sha Zi No.200301583	Old cadres office	Mixed	1975-12-1	m2	110.35	3,587.00
17	Jingzhou Fang Quan Zheng Sha Zi No.	Staff activity room	Mixed	1981-12-1	m2	85.56	3,257.00
Changsha
1	Chang Fang Quan Zheng Huang Hua Zi No.00008964	Fire Services building	Reinforced concrete	1990-1-1	m2	1,377.54	100,073.00

8

2	Chang Fang Quan Zheng Huang Hua Zi No.00008961	Airport Building No. 2	Mixed	1991-1-1	m2	450.32	24,829.00
3	Chang Fang Quan Zheng Huang Hua Zi No.00008965	Airport Building No. 11	Mixed	1993-1-1	m2	1,273.70	71,748.00
4	Chang Fang Quan Zheng Huang Hua Zi No.00008966	Airport Building No. 12	Mixed	1993-1-1	m2	1,968.86	110,907.00
5	Chang Fang Quan Zheng Huang Hua Zi No.00008963	Airport Building No. 13	Mixed	1993-1-1	m2	1,771.83	99,808.00
6	Chang Fang Quan Zheng Kai Fu Zi No.00141347	Local building No. 1podium building	Reinforced concrete	2001-4-4	m2	5,694.01	1,107,614.00	Land rent included
Haikou
1	Haikou Shi Fang Quan Zhèng Hai Fang Zi No.48076	Former ticket office	Mixed	1973-1-1	m2	1219.08	2,045,160.00	Land rent included
2	Haikou Shi Fang Quan Zhèng Hai Fang Zi No.40606	Haikou Nanxing Mansion	Reinforced concrete	1993-1-1	m2	3047.5	782,040.00	Land rent included
3		Haikou Yunyan Mansion	Reinforced concrete	1994-1-1	m2	497.31	200,880.00	Land rent included

9

Zhanjiang
1	Yue Fang Zi No.4208605	Potou Airport office	Mixed	1986-1-1	m2	308.29	15,021.00
2	Yue Fang Zi No.1385131	Aircrew dormitory	Mixed	1980-1-1	m2	402.49	13,115.00
3	Yue Fang Zi No.1385130	Ground crew dormitory	Mixed	1980-1-1	m2	402.49	13,115.00
4	Yue Fang Di Zheng Zi No.1509639, No.1509641, No.1509642	45# dormitory	Mixed	1998-1-1	m2	728.44	36,030.00
5	Yue Fang Zi No.1385119	Aircraft materials warehouse	Mixed	1983-1-1	m2	229.12	7,800.00
6	Yue Fang Zi No.1385157	Integrated warehouse	Mixed	1983-1-1	m2	229.12	7,800.00
7		Old hangar	Mixed	1980-1-1	m2	1207.00	42,108.00
8	Yue Fang Zi No.1385766	Charging room	Mixed	1983-1-1	m2	94.87	3,230.00
Guangzhou
1	Yue Fang Di Quan Zheng Sui Zi No.0140045584	Ticket office	Reinforced concrete	1978-1-1	m2	3,991.52	2,034,252.00	Land rent included
2		Air security department office	Reinforced concrete	1988-1-1	m2	914.00	83,221.00
3		Vehicle repair plant(Flight service)	Reinforced concrete	1980-1-1	m2	800.00	163,200.00	Land rent included
4	Sui Fang Di Zheng Zi No.0423921	Gangbei Road Hotel	Reinforced concrete	1998-1-1	m2	11,485.40	5,840,028.00	Land rent included

Hengyang							5,700.00
	Total					76,274.96	15,424,166.00

10

Rent table of buildings

No.	Name	Structure	Completion date	Length (m)	Width (m)	Height/ depth (m)	Measurement units	Area (m2) or Volume (m3)	Assessed value			Annual rent (yuan/year)
									Original value	Newness rate	Net value
Wuhan
1	Fire services pool	Reinforced concrete	1994-12-1	20	10	2	m2	400	140,000.00	58	81,200.00	7,426.00
Total									140,000.00		81,200.00	7,426.00

11

Rent table of land

No.	No. of land title certificate	Name of land parcel	Use	Nature	Area(m2)	Annual rent(yuan/year)	Note
Wuhan
1	Wu Guo Yong (2005) No.0414	Office building	Other commercial land	Authorized operation	34,841.65	13,911,230.00	Apportioned area
2	Wu Guo Yong (2003) No.666	Bachelor quarters	Urban mixed residential land	Allocate	3,240.63	1,124,551.00	Rent reduction
3	Huang Bei Guo Yong (2004) No.1661	Gas station	Industrial	Authorized operation	9,800.00	-
Changsha
1	Chang Guo Yong (2004) No.118	Fire Services building	Transportation land	Authorized operation	5,228.00	117,143.00	Value included in Changsha building No.6
2	Kai Guo Yong (2000) No.1651	Warehouse 1	Warehouse	Transfer	14.23		Value included in Changsha building No.6
3	Kai Guo Yong (2000) No.1652	Warehouse 2	Warehouse	Transfer	14.23		Value included in Changsha building No.6
4	Kai Guo Yong (2000) No.1653	Warehouse 3	Warehouse	Transfer	14.23		Value included in Changsha building No.6
5	Kai Guo Yong (2000) No.1654	Warehouse 4	Warehouse	Transfer	14.23		Value included in Changsha building No.6
6	Kai Guo Yong (2000) No.1655	Base building No. 1 podium building	Canteen	Transfer	157.37		Value included in Changsha building No.6

12

7	Kai Guo Yong (2000) No.1656	Base building basement	Other public facilities such as power distribution	Transfer	795.86		Value included in Changsha building No.6
Haikou
1	Haikou Shi Guo Yong (Ji) Zi No.Q2456	Land of former box office	Commercial services land	Allocate	216.19		Value included in Haikou building No.1
2	Haikou Shi Guo Yong (Ji) Zi No.Q2572	Land of Nanxing Mansion	Commodity building land	Transfer	534.00		Value included in Haikou building No.2
Zhanjiang
1	Zhan Guo Yong (2004) No.40005	Potou Heliport	Transportation	Authorized operation	18,139.19	345,003.00
Guangzhou
1	Sui Fu Guo Yong (2007) No.01300095	Flight department, training Center(land parcel 14-1)	Transportation	Allocate	31,347.300	1,759,722.00

13

2	Sui Fu Guo Yong (2007) No.01300086	Aircraft materials warehouse area land (land parcel 8-1)	Transportation	Allocate	16,382.00	919,636.00	Apportioned area
3	Sui Fu Guo Yong (2007) No.01300089	Communication department garage (land parcel 12-1)	Transportation	Allocate	4,978.00	280,472.00
4	Sui Fu Guo Yong (2007) No.01300090	Southern Airlines collective dormitory (204, 275#) (land parcel 13-1)	Transportation	Allocate	2,306.00	129,928.00
5		Southern Airlines collective dormitory (280#)	Transportation	Allocate	521.00	29,141.00
6	Sui Fu Guo Yong (2007) No.01300093	Company sites of Nanlian Catering (land parcel 19-1)	Transportation	Allocate	21,749.00	1,216,464.00
7	Sui Fu Guo Yong (2007) No.01300091	Aircraft maintenance company plant	Transportation	Allocate	9,012.30	507,766.00	Apportioned area
8	Sui Fu Guo Yong (2007) No.01300097	Train station ticket office	Commercial land	Allocate	2,634.00		Value included in Guangzhou building No.1

Heng Yang						151,800.00

	Total					20,492,856.00

14